Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Echo Healthcare Acquisition Corp. of our report dated June 12, 2007, relating to our audit of the financial statements of Vets & Pets, Inc. as of June 24, 2005, and for the period from January 1, 2005 through June 24, 2005.

We also consent to the reference to our firm under the captions Experts in this Prospectus.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, California
July 25, 2007